Exhibit 3(a)

DEAN HELLER

Entity Number: E0455492006-6

206 North Carson Street

Document Number: 20060388222-33

Carson City, Nevada 89701-4299

Date Filed: 6/19/2006 10:10:19 AM

(775) 684 5708

Website: secretaryofstate.biz

In the office of Dean Heller, Secretary of State

Articles of Incorporation

           (PURSUANT TO NRS 78)

1.

Name of Corporation:

Learning Media International, Inc.

2.

Resident Agent

EDGAR First, Inc.

Name and Street

5440 West Sahara Avenue, Suite 202, Las Vegas, Nevada 89146

Address

3.

Shares

Number of Shares with par value: 75,000,000   Par Value $.001

4.

Name &

R. Mark Miller

Addresses

6280 South Valley View Boulevard, Suite 332, Las Vegas, Nevada 89118

Of Board of

Katie Jarmain

Directors/Trustees

8068 Maddingley Avenue, Las Vegas, Nevada 89117

5.

Purpose

Any and All Legal Purposes

6.

Name, addresses

R. Mark Miller

Signed:

/Signed/

And signature of

6280 South Valley View Boulevard, Suite 332, Las Vegas, Nevada 89118

incorporator

7.

Certificate of

I hereby accept appointment as Resident Agent for the above named corporation

Acceptance of

Appointment of

Signed:

/Signed/

  Date

6/19/2006

Resident Agent

R. Mark Miller